UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2008

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2008, the Board of Directors of U.S. Bancorp approved certain amendments to the Company’s Amended and Restated Bylaws. The Company’s Bylaws have been restated to effect these amendments. The following description of the amendments to the Amended and Restated Bylaws is qualified in its entirety by the Company’s new Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The amendments to the Bylaws include amendments to:
• Article II, Section 7; to specify (i) when a stockholder must be a stockholder of record in order for a director nomination to be properly made, (ii) when a stockholder must give notice to nominate a director candidate, (iii) what information must be included in a notice of director nomination, and (iv) certain documentation an individual must deliver to the Company to be eligible as a nominee for election or reelection as a director;
• Article II, Section 8; to specify (i) certain additional information that must be included in a notice by a stockholder of business (other than a director nomination) to be brought before an annual meeting of the Company and (ii) that the requirements of Section 8 apply to all stockholder proposals described in that section;
• Article VI, Sections 2; to clarify that the indemnification expense advancement provisions of Article VI also apply to threatened proceedings;
• Article VI, Section 4; to clarify that an individual may bring suit against the Company for unpaid indemnification expense advancement; and
• Article VI, Section 7; to clarify that no repeal or modification of Article VI, or the adoption of any provision inconsistent with Article VI, will adversely affect an individual’s indemnification rights relating to any claim involving allegations of acts or omissions occurring or arising prior to such repeal or modification.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 3.2 Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

June 18, 2008	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws